EXHIBIT 10.31




                          EMPLOYMENT AGREEMENT


     This Agreement, entered in to this 6th day of August 1999, is by and between NetVoice Technologies, Corporation, a Nevada corporation
(hereinafter referred to as the "Company") and Jeff Rothell (hereinafter referred to as "Employee") under the following terms and conditions:

                                RECITALS:
                                ---------

     WHEREAS, the Company and Employee desire to set forth the terms and conditions on which (i) the Company shall employ Employee, (ii) Employee shall render services to the Company or a subsidiary or parent of the Company, and (iii) the Company shall compensate Employee for such services to the Company; and

     WHEREAS, in connection with the employment of Employee by the Company, the Company desires to restrict Employee's rights to compete with the business of the Company;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   EMPLOYMENT

          The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

     2.   TERM

          2.1 The term of this Agreement (the "Term") shall be for a period of one year commencing on the Effective Date (as defined in subsection 2.3 below) of this Agreement, subject, however, to prior termination as provided herein below, in Section 6.

          2.2 For purposes of extending the term of the relationship between the Company and Employee, the parties agree to enter into good faith negotiations within sixty (60) days prior to the termination of this Agreement. In the event that the parties are unable to reach an agreement at such time as this Agreement terminates, this Agreement shall be automatically terminated at the end of the term set forth in subsection 2.1 above.

          2.3  The effective date of this Agreement shall be August 1, 1999.

     3.   DUTIES AND RESPONSIBILITIES

          3.1 Employee shall, during the Term of this Agreement, devote his/her full attention and expend his/her best efforts, energies and skills, on a full-time basis, to the business of the Company, any corporation controlled by the Company (each a "Subsidiary"), and NetVoice Technologies Corporation, the parent of the Company (hereinafter the "Parent").

          3.2 During the Term of this Agreement, Employee shall serve as the President of the Company or in such other capacity as determined by the Board of Directors of the Company (hereinafter the "Board"). In the performance of all of his/her responsibilities hereunder, Employee shall be subject to all of the Company's policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the executive officers and/or directors of the Company and shall perform such duties as shall be assigned to him. In performing such duties, Employee will be subject to and abide by, and will use his/her best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board or senior management of the Company.

     4.   COMPENSATION

          4.1 For all services rendered by Employee under this Agreement, the Company shall pay Employee during the term hereof a base salary at the
rate of               per year, payable in accordance with the Company's
existing payroll schedule.

          4.2 As a bonus for Employee entering into this Agreement, the Company shall issue to Employee 50,000 shares of common stock on August 6, 1999.

          4.3 As additional compensation hereunder, Employee shall be entitled to receive up to 250,000 shares of common stock as set forth herein in accordance with Exhibit A (hereinafter the "Quarterly Bonus
Payments").   Quarterly Bonus Payments shall vest on a pro-rata basis
throughout the quarter.

               (a) EFFECT OF TERMINATION OF EMPLOYMENT WITH CAUSE, RESIGNATION OR DEATH OR DISABILITY. In the event that this Agreement is terminated with cause or the employee resigns prior to the last day of any quarterly anniversary of the Effective Date of this Agreement, the obligation of the Company to grant any Quarterly Bonus Payment for such quarter will be the pro-rata share for such quarter. Any obligation for Quarterly Bonus Payments for future quarters, shall be null and void and Employee shall have no further rights to such stock bonuses. In the event of the disability or death of Employee as set forth herein, Employee or the estate of the Employee shall continue to have the right to receive the Quarterly Bonus Payments hereunder until the expiration of the term of this Agreement

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               (b).  Effect of Termination without Cause .

If there is any termination by the Company of the Employee's employment (other than for Cause or disability), then Company shall issue all Quarterly Bonus Payments in consideration of Employee's agreement to release his/her rights as an Employee. Additionally, the Company will pay the employee a severence in the amount of forty-five (45) days payable as part of normal payroll of the Company or in a lump sum.

               (c.) Change in Control. Upon any Change in Control, all Quarterly Bonus Payments shall vest and immediately be issuable.

"Change in Control" means:

          i. An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company or Parent representing 50% or more of the combined voting power of Company's or Parent's securities then outstanding;

          ii. A contested proxy solicitation of Company's or Parent's shareholders that results in the contesting party obtaining the ability to cast 50% or more of the votes entitled to be cast in an election of directors of Company or Parent;

          iii. A merger, consolidation or other reorganization of Company or Parent, except where shareholders of Company or Parent immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of Company's or Parent's Board of Directors;

          iv. A sale, exchange, transfer or other disposition of substantially all of the assets of Company or Parent to another entity, except to an entity controlled, directly or indirectly, by Company or Parent;

          v. A change in the composition of a 40% or more of the Company's or Parent's Board of Directors, during any one year period.

               (b) RESERVATION OF STOCK. The Company shall cause the Parent to reserve for issuance of the stock bonuses set forth above the number of shares of common stock subject to such unissued stock bonuses. The Parent may reserve either authorized but unissued shares or issued shares that have been reacquired by the Parent.

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

               (c) DILUTION OR OTHER ADJUSTMENT. In the event that the number of shares of common stock of the Parent from time to time issued and outstanding is increased pursuant to a stock split or a stock dividend, the number of shares of common stock thereafter to be issued pursuant to this provision shall be increased proportionately. In the event that the number of shares of common stock of the Parent from time to time issued and outstanding is reduced by a combination or consolidation of shares, the number of shares of common stock to be issued pursuant hereto shall be reduced proportionately. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this subparagraph shall be eliminated from the future Quarterly Bonus Payments. No adjustment shall be made for cash dividends, for the issuance of additional shares of common stock for consideration approved by the Board of Directors of the Parent, or for the issuance to stockholders of rights to subscribe for additional common stock or other securities.

               (d) Amendment. This subsection 4.3 shall not be amended without the prior written consent of the Parent. The Parent shall be deemed a third party beneficiary of this Agreement.

          4.4 SECURITIES LAW PROVISIONS. The Company shall cause the Parent to take all reasonable steps as it deems appropriate to permit issuance of the shares of common stock as specified in this Section pursuant to a valid exemption from registration or qualification under applicable federal and state securities laws; PROVIDED, that in no event shall the Parent be required to consent to the general service of process or to qualify as a foreign corporation in any jurisdiction where the Employee resides if such jurisdiction is different than the Employee's present residence. In order to comply with exemptions from the registration requirements of the Securities Act of 1933, and certain state securities statutes, the Parent may require the Employee to make certain representations and execute and deliver to the Parent certain documents as a condition to issuance of the shares of common stock hereunder, all in form and substance satisfactory to the Parent as determined in its sole discretion. In the event the Parent reasonably determines that the shares of common stock cannot be issued in compliance with applicable federal and state securities laws in the absence of registration or qualification under such statutes, neither the Parent nor the Company shall be under any obligation to issue the shares of common stock pursuant hereto. Neither the Company nor the Parent is under any obligation to provide registration rights in connection with any of the shares of common stock issued pursuant to this Agreement.

          4.5 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

     5.   ADDITIONAL EMPLOYEE COVENANTS

          5.1 CONFIDENTIAL INFORMATION. Employee recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition

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of the Company, the Subsidiaries, and the Parent, their systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of such entities or which are sufficiently secret to derive economic value from not being disclosed (hereinafter "Confidential Information") may be made available or otherwise come into the possession of Employee by reason of his/her employment with the Company. Accordingly, Employee agrees that he will not (either during or after the term of his/her employment with the Company) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his/her personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Employee shall, upon termination of employment, return to the Company all documents which reflect Confidential Information (including copies thereof).
Notwithstanding anything heretofore stated in this subsection 5.1, Employee's obligations under this subsection 5.1 shall not, after termination of Employee's employment with the Company, apply to information which has become generally available to the public without any action or omission of Employee (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this subsection 5.1).

          5.2 RECORDS. All files, records, memoranda, and other documents regarding former, existing, or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the business of the Company (collectively ""Records"), whether prepared by Employee or otherwise coming into his/her possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Employee's employment with the Company, or at any other time specified by the Board. The retention and use by the Employee of duplicates in any form of Records after termination of Employee's employment with the Company is prohibited.

          5.3 REMEDIES. Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Employee of any of the terms or provisions of this Section 5, and Employee therefor agrees that the Company shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee and, if Employee is an employee of the Company, the termination of his/her employment with the Company in accordance with the terms of this Agreement.



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

     6.   TERMINATION

          6.1 The Company may terminate the Employee's employment under this Agreement at any time for cause. "Cause" shall exist for such termination if Employee (i) is adjudicated guilty of illegal activities of consequence by a court of competent jurisdiction; (ii) commits any act of fraud or intentional misrepresentation; (iii) has, in the reasonable judgment of the Board, engaged in serious misconduct, which conduct has, or would if generally known, materially adversely affect the good will or reputation of the Company and which conduct the Employee has not cured or altered to the satisfaction of the Board within ten (10) days following notice by the Board to the Employee regarding such conduct; (iv) breaches any of the provisions of this Agreement and which breach the Employee has not cured or altered to the satisfaction of the Board within ten (10) days following notice by the Board to the Employee regarding such breach; or (v) has made any material misrepresentation to the Company.

          6.2 If the Company terminates the Employee's employment under this Agreement pursuant to the provisions of subsection 6.1 hereof, the Employee shall not be entitled to receive any compensation set forth in
Section 4 above following the date of such termination.

          6.3 If Employee's employment with the Company is terminated within the first year of employment due to the death or permanent disability of Employee or for any reason other than pursuant to the provisions of subsection 6.1 above, the Employee shall continue to receive compensation for one (1) month from the date of such termination (such payments by the Company to be diminished, however, by the extent to which the Employee receives compensation during such one (1) month period from a third party employer) in an amount equal to the monthly compensation paid Employee for the month prior to such termination. If Employee's employment with the Company is terminated within the second or third years of employment due to the death or permanent disability of Employee or for any reason other than pursuant to the provisions of subsection 6.1 above, the Employee shall continue to receive compensation for three (3) months from the date of such termination (such payments by the Company to be diminished, however, by the extent to which the Employee receives compensation during such three (3) month period from a third party employer) in an amount equal to the monthly compensation paid Employee for the month prior to such termination. Thereafter, the Employee shall not be entitled to receive any compensation following the date of termination.

          6.4 EMPLOYEE'S DUTIES ON TERMINATION. In the event of termination of employment with the Company, Employee agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records, and the like, relating to the Company's business, which are or have been in his/her possession or under his/her control.



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     7.   EXPENSES

          7.1 Employee shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of his/her employment. Employee shall submit such expenses on the Company's standardized expense report form, provided by the Company, and shall attach thereto receipts for all expenditures. Automobile expenses shall be reimbursed at the maximum mileage rate allowed by the Internal Revenue Service.

          7.2 The Company shall reimburse Employee within fifteen (15) days after submission by Employee of his/her expense report.

     8.   THE COMPANY'S AUTHORITY

          Employee agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Board either orally or in writing respecting performance of his/her duties and to carry out and perform orders, directions, and policies stated by the Board, to him from time to time, either orally or in writing.

     9.   PAID VACATION; SICK LEAVE; INSURANCE

          9.1 Following three (3) months from the Effective Date of this Agreement, Employee shall be entitled to a paid vacation of two weeks during the initial one-year term of this Agreement. The Company and the Employee shall negotiate in good faith the amount of paid vacation during any extension of this Agreement.

          9.2 The Employee shall be entitled to reasonable periods of paid sick leave during the term of this Agreement in accordance with the Company's policy regarding such sick leave.

          9.3 Following thirty (30) days from the Effective Date of this Agreement, the Company shall provide Employee, at the Company's expense, participation in the group medical insurance plan of the Company as may be provided by the Company from time to time to Company employees of comparable status, subject to, and to the extent that, the Employee is eligible under such benefit plans in accordance with their respective terms. The provision of such insurance coverage by the Company shall be made for the Employee only, and shall not be provided for Employee's spouse or dependents.

     10.  NONCOMPETITION

          10.1 During his/her employment, Employee shall not, directly or indirectly, whether as an employee, director, owner, 5% or greater stockholder, consultant, or partner (limited or general):

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               (a)  engage in or have any interest in, any business that
competes with the business of the Company during such period, including the business of the Company or its Subsidiaries. The Company may, in its sole discretion, give Employee written approval(s) to personally engage in any activity or render any services referred to in this Section 10 if the Company secures written assurances (satisfactory to the Company and its counsel) from Employee, or any prospective employer(s) of Employee, that the integrity of the Company's Confidential Information will not in any way be jeopardized by such activities, provided that the burden of so establishing the foregoing to the satisfaction of the Company and its counsel shall be upon Employee;

               (b) offer any of the products or services similar or in competition with those offered by the Company; or

               (c) otherwise compete or interfere with the activities of the Company during the term of this Agreement or any extension thereof.

          10.2 REMEDIES. Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Employee of any of the terms or provisions of this Section 10, and Employee therefor agrees that the Company shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee and, if Employee is an employee of the Company, the termination of his/her employment with the Company in accordance with the terms of this Agreement.

     11.  MISCELLANEOUS

          11.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Employee in any sum or sums that it may deem necessary to protect its interests, and the Employee agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, the Employee represents and warrants to the Company that to the best of his/her knowledge the Employee is insurable at standard (non-rated) premiums.

          11.2 This Agreement is a personal contract, and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. The Employee shall not under any circumstances have any option or right to require payment hereunder otherwise than in

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accordance with the terms hereof.  Except as otherwise expressly provided herein, the Employee shall not have any power of anticipation, alienation, or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee; provided, however, that in the event of the Employee's death, the Employee's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to the Employee pursuant to, and in accordance with, the terms of this Agreement.

          11.3 The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

     12.  CORPORATE APPROVALS

          The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

THE COMPANY:                       NetVoice Technologies, Corporation


                                   By
                                     ---------------------------------
                                   Its
                                      --------------------------------


EMPLOYEE:
                                   -----------------------------------



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                                Exhibit A
                                ---------



Stock Grant
-----------

Shares earned                      Date
--------------                     ----

50,000                             8/06/99
175,000                            1/1/00
25,000                             3/1/00
25,000                             6/1/00
25,000                             1/1/01